Exhibit 99.2

[The CIT Group, Inc. Logo]

IMMEDIATE RELEASE

                     CIT DECLARES REGULAR QUARTERLY DIVIDEND

      NEW YORK, New York, January 25, 2001-- The Board of Directors of The CIT Group, Inc. (NYSE:CIT; TSE:CIT U; CGX.U) declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on Feb. 7, 2001. The cash dividend is payable on Feb. 28, 2001.

About CIT:

     CIT is a leading, global source of financing and leasing capital for companies in more than 30 industries. Managing more than $50 billion in assets across a diversified portfolio, CIT is the trusted financial engine empowering many of today's industry leaders and emerging businesses, offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. Founded in 1908, CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim. For more information on CIT, visit the Web site at www.cit.com.

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Media Contacts                                       Investor Relations Contacts
Joan Russo                                           James J. Egan, Jr.
CIT                                                  CIT
Joan.Russo@cit.com                                   Jim.Egan@cit.com
(973) 740-5437                                       (973) 535-5911
         or                                                 or
Sammie Becker/Joseph LoBello                         Yvette K. Rudich
Stanton Crenshaw Communications                      CIT
Sbecker/jlobello@stanton-crenshaw.com                Yvette.Rudich@cit.com
 (212) 780-1900                                      (973) 597-2095